Exhibit 23.1

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in the quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, of our review report dated October 29, 2004 accompanying the financial statements and schedules.

Summer, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

November 15, 2004